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                                                                  EXHIBIT-(a)1.6

                        FRANK RUSSELL INVESTMENT COMPANY

            AMENDMENT TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

             Regarding Designations of Sub-Trusts, Classes of Shares
                        and Reorganizations of Sub-Trusts

      AMENDMENT NO. 5 to the Amended and Restated Master Trust Agreement dated August 19, 2002 (referred to herein as the "Agreement"), done this 24th day of August, 2004, by the Trustees under such Agreement.

                                   WITNESSETH:

      WHEREAS, Section 4.1 of the Agreement provides the Trustees shall have exclusive power without the requirement of shareholder approval to establish and designate such separate and distinct Sub-Trusts, and to fix and determine the relative rights and preferences as between the shares of the separate Sub-Trusts; and

      WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate Sub-Trusts and classes thereof; and

      WHEREAS, Section 4.2 of the Agreement provides that the Trustees may fix and determine certain relative rights and preferences of the shares of the Sub-Trusts in accordance with the provisions of such Section 4.2; and

      WHEREAS, the Trustees wish to establish and designate additional Sub-Trusts and classes of shares of interest in such Sub-Trusts, and fix and determine certain relative rights and obligations of the shares of said classes of such Sub-Trusts; and

      WHEREAS, Section 4.1 of the Agreement provides that a Trustee may act for such purpose without shareholder approval; and

      WHEREAS, the Trustees desire to restate Section 7.2 of the Agreement;

NOW, THEREFORE, the Trustees hereby (i) establish and designate the following Sub-Trusts, authorize the designation of classes of shares and fix the rights and preferences of the shares thereof as set forth herein and (ii) restate
Section 7.2 of the Agreement as set forth below.

Amendment of the Amended and Restated Master Trust Agreement.

      Without affecting the rights and preferences of any presently issued and outstanding shares of interest in the Trust, the Agreement is hereby amended as follows:

      Effective upon the filing of this Amendment in the minute books of the Trust by the Secretary of the Trust, and the filing of this Amendment with appropriate authorities of the

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Commonwealth of Massachusetts and the State of Washington, the Amended and
Restated Master Trust Agreement is amended as set forth below:

Section 4.2 Establishment and Designation of Sub-Trusts and Classes.

      Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further Sub-Trusts, and without affecting the rights and preferences of any existing Sub-Trust or class of any existing Sub-Trust, the Trustees hereby establish and designate four additional Sub-Trusts which are designated the "2010 Strategy Fund," "2020 Strategy Fund," "2030 Strategy Fund" and "2040 Strategy Fund." The shares of such Sub-Trust shall be divided into Class D Shares, Class E Shares and Class S Shares. The Sub-Trust shall have all the relative rights and preferences granted by the Agreement to the existing Sub-Trusts including those listed in Section 4.2 of the Agreement.

      In furtherance thereof, the Trustees direct that new Class D Shares, Class E Shares and Class S Shares shall have all the relative rights and preferences set forth in Section 4.2 of the Agreement, shall represent an equal proportionate interest in the underlying assets and liabilities of that Sub-Trust, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except s set forth in the Amended and Restated Master Trust Agreement.

      Section 7.2 Reorganization. The Trustees may sell, convey, merge and transfer the assets of the Trust, or the assets belonging to any one or more Sub-Trusts, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Sub-Trust of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Sub-Trust of the Trust, Shares of such other Sub-Trust) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Sub-Trust the assets of which are so transferred, or (2) not being made subject to, or not with the assumption of, such liabilities. No assets belonging to any particular Sub-Trust existing as of the date of this Amendment No. 4 shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for that purpose by the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of that Sub-Trust. Subject to the requirements of the 1940 Act, assets belonging to any particular Sub-Trust established and designated subsequent to the date of this Amendment No. 4 may be so transferred without the requirement of Shareholder approval at any time by vote of a majority of the Trustees or written instrument executed by a majority of their number then in office. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Sub-Trusts the assets belonging to which have so been transferred) among the Shareholders of the Sub-Trust the assets belonging to which have been so transferred; and if all of the assets of the Sub-Trust have been so transferred, the Sub-Trust shall be terminated.

      The Trust, or any one or more Sub-Trusts, may, either as the successor, survivor or non-survivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the

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United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Sub-Trusts as the case may be, in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. Any such consolidation or merger shall require the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of each Sub-Trust existing as of the date of this Amendment No. 4 which may reasonably be foreseen to be materially adversely affected thereby. Any such consolidation or merger of any Sub-Trust established and designated subsequent to the date of this Amendment No 4 may be authorized without the requirement of Shareholder approval at any time by vote of a majority of the Trustees or written instrument executed by a majority of their number then in office. The Trustees shall provide notice to affected Shareholders of a reorganization effected under this Section 7.2.

      The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Amended and Restated Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ Lynn L. Anderson                     /s Lee C. Gingrich
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Lynn L. Anderson                         Lee C. Gingrich

/s/ Paul E. Anderson                     /s/ Michael J. Phillips
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Paul E. Anderson                         Michael J. Phillips

/s/ Kristianne Blake                     /s/ Raymond P. Tennison, Jr.
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Kristianne Blake                         Raymond P. Tennison, Jr.

/s/ Daniel P. Connealy                   /s/ Julie W. Weston
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Daniel P. Connealy                       Julie W. Weston

/s/ Jonathan Fine
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Jonathan Fine